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                                                                    EXHIBIT 21.1


                       SUBSIDIARIES OF NASH FINCH COMPANY


A. Direct subsidiaries of Nash Finch Company (the voting stock of which is owned, with respect to each subsidiary, 100 percent by Nash Finch Company):

                        Subsidiary                          State of
                        Corporation                       Incorporation
                        -----------                       -------------
        GTL Truck Lines, Inc.                                Nebraska
        Norfolk, Nebraska

        Nash De-Camp Company                                California
        Visalia, California

        Nash Finch Funding Corp.                             Delaware
        Edina, Minnesota

        Piggly Wiggly Northland Corporation                  Minnesota
        Edina, Minnesota

        Super Food Services, Inc.                             Delaware
        Dayton, Ohio

        T.J. Morris Company                                   Georgia
        Statesboro, Georgia

B. Direct subsidiaries of Nash Finch Company (the voting stock of which is owned, with respect to each subisidiary, 66.6 percent by Nash Finch Company):

                        Subsidiary                          State of
                        Corporation                       Incorporation
                        -----------                       -------------
         Gillette Dairy of the Black Hills, Inc.          South Dakota
         Rapid City, South Dakota

         Nebraska Dairies, Inc.                             Nebraska
         Norfolk, Nebraska

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C.   Subsidiaries of Nash-DeCamp Company (the voting stock of which is owned, with respect to each subsidiary other than Agricola Nadco Limitada, 100 percent by Nash-DeCamp Company):

                        Subsidiary                          State of
                        Corporation                       Incorporation
                        -----------                       -------------
          Forrest Transportation Service, Inc.              California
          Visalia, California

          Agricola Nadco Limitada (*)                         Chile

          * Ninety-nine percent (99%) is owned by
          Nash-DeCamp Company.